East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Christopher Del Moral-Niles, CFA	Adrienne Atkinson
Chief Financial Officer	Director of Investor Relations
T: (626) 768-6860	T: (626) 788-7536
E: chris.delmoralniles@eastwestbank.com	E: adrienne.atkinson@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR SECOND QUARTER OF 2024
OF $288 MILLION AND DILUTED EARNINGS PER SHARE OF $2.06

Pasadena, California – July 23, 2024 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the second quarter of 2024. Second quarter 2024 net income was $288 million, or $2.06 per diluted share. Return on average assets was 1.63%, return on average common equity was 16.4%, and return on average tangible common equity1 was 17.5%. Book value per share grew 3% quarter-over-quarter and 14% year-over-year.

“The strength of East West’s diversified business model continued to deliver for our shareholders in the second quarter,” said Dominic Ng, Chairman and Chief Executive Officer. “Total loans and deposits each grew by 2% quarter-over-quarter, complemented by record fee income which grew 8%. We strategically grew loans in C&I and residential mortgage, and experienced solid growth in business and consumer deposit balances. East West posted growth in all fee categories quarter-over-quarter, with notable continued strength in foreign exchange income and wealth management.”

“Our net charge-offs remained broadly stable quarter-over-quarter at 0.18% of average loans, while criticized loans decreased 10%,” continued Ng. “We are confident that our diversified lending approach and disciplined underwriting and monitoring standards will serve us well through the cycle. East West continues to operate from a position of capital strength and remains committed to delivering top-tier shareholder returns.”

“East West was selected again as the best performing bank above $50 billion in assets by Bank Director, marking our second consecutive year and third title in the past four years,” stated Ng. “This recognition is a testament to the steady execution of our colleagues and underscores our industry-leading profitability and conservatively managed balance sheet.”

FINANCIAL HIGHLIGHTS

	Three Months Ended		Quarter-over-Quarter Change
($ in millions, except per share data)	June 30, 2024	March 31, 2024	$	%

Revenue	$638	$644	$(6)	(1)%
Pre-tax, Pre-provision Income[2]	401	397	4	1
Net Income	288	285	3	1
Diluted Earnings per Share	$2.06	$2.03	$0.03	1
Book Value per Share	$52.06	$50.48	$1.58	3
Tangible Book Value per Share[1]	$48.65	$47.09	$1.56	3%
Return on Average Common Equity	16.36%	16.40%	-4 bps	—
Return on Average Tangible Common Equity[1]	17.54%	17.60%	-6 bps	—
Tangible Common Equity Ratio[1]	9.37%	9.31%	6 bps	—
Total Assets	$72,468	$70,876	$1,592	2%

[1] Return on average tangible common equity, tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

[2] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 12.

BALANCE SHEET

•Assets – Total assets were $72.5 billion as of June 30, 2024, an increase of $1.6 billion from $70.9 billion as of March 31, 2024, primarily reflecting increases of $0.8 billion in loans and $0.5 billion in available-for-sale (“AFS”) debt securities. Year-over-year, total assets grew $3.9 billion, or 6%, from $68.5 billion as of June 30, 2023.

Second quarter 2024 average interest-earning assets remained stable compared with the first quarter at $68.1 billion, reflecting a $1.9 billion increase in average AFS debt securities holdings offset by a $1.8 billion decrease in average cash and deposits with banks.

•Loans – Total loans were $52.8 billion as of June 30, 2024, an increase of $0.8 billion from $52.0 billion as of March 31, 2024. Year-over-year, total loans were up $3.0 billion, or 6%, from $49.8 billion as of June 30, 2023.

Second quarter 2024 average loans remained stable compared with the first quarter at $51.9 billion.

•Deposits – Total deposits were $60.0 billion as of June 30, 2024, an increase of $1.4 billion, or 2%, from $58.6 billion as of March 31, 2024, reflecting growth across all customer groups. Noninterest-bearing deposits made up 25% of total deposits as of June 30, 2024, remaining broadly stable quarter-over-quarter. Year-over-year, total deposits increased $4.3 billion from $55.7 billion as of June 30, 2023.

Second quarter 2024 average deposits of $58.7 billion increased $1.2 billion from the first quarter of 2024, with growth in average time and money market deposits offset by declines in other categories.

•Capital – As of June 30, 2024, stockholders’ equity was $7.2 billion, up 3% quarter-over-quarter. The stockholders’ equity to assets ratio was 9.96% as of June 30, 2024, compared with 9.91% as of March 31, 2024.

Book value per share was $52.06 as of June 30, 2024, up 3% quarter-over-quarter and 14% year-over-year. As of June 30, 2024, tangible book value per share3 was $48.65, up 3% quarter-over-quarter and 15% year-over-year. The tangible common equity ratio3 was 9.37%, compared with 9.31% as of March 31, 2024.

All of East West’s regulatory capital ratios are well in excess of regulatory requirements for well-capitalized institutions, and well above regional bank averages. The common equity tier 1 (“CET1”) capital ratio increased quarter-over-quarter to 13.74%, and the total risk-based capital ratio increased by 21 basis points to 15.05% as of June 30, 2024.

OPERATING RESULTS

Second Quarter Earnings – Second quarter 2024 net income was $288 million or $2.06 per diluted share, both up 1% quarter-over-quarter. Pre-tax, pre-provision income totaled $401 million in the second quarter, an increase of 1% from $397 million in the first quarter of 2024.

Second Quarter 2024 Compared to First Quarter 2024

Net Interest Income and Net Interest Margin

Net interest income totaled $553 million in the second quarter, a decrease of 2% from $565 million in the first quarter of 2024. Net interest margin (“NIM”) was 3.27%, a 7 basis point decline from the first quarter.
•NIM declined primarily due to a higher cost of interest-bearing deposits and continued deposit mix shift, partly offset by higher asset yields.
•The average loan yield was 6.73%, up 2 basis points from the first quarter. The average interest-earning asset yield was 6.11%, up 7 basis points from the first quarter.
•The average cost of funds was 3.11%, up 14 basis points from the first quarter. The average cost of deposits was 2.96%, up 12 basis points from the first quarter.

[3] Tangible book value per share and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

Noninterest Income

Noninterest income totaled $85 million in the second quarter, an increase of $6 million, or 7%, from $79 million in the first quarter. Net gains on AFS debt securities were $2 million in the second quarter. Mark-to-market and credit valuation adjustments on customer and other derivatives was a gain of $2 million in the second quarter, compared with a gain of $1 million in the first quarter. Other investment income decreased $2 million quarter-over-quarter, reflecting lower income from Community Reinvestment Act (“CRA”) and other investments in the second quarter.
•Fee income4 of $77 million was up $6 million, or 8%, from $71 million in the first quarter.
•Every fee business category increased by approximately $1 million in the second quarter, primarily reflecting higher customer activity.

Noninterest Expense

Noninterest expense totaled $236 million in the second quarter, a decrease of over $10 million, or 4%, from $247 million in the first quarter. Noninterest expense included $2 million of Federal Deposit Insurance Corporation (“FDIC”) Special Assessment-related expense5 (the “FDIC charge”) in the second quarter and $10 million for the FDIC charge in the first quarter. Second quarter noninterest expense consisted of $219 million of adjusted noninterest expense6, and $16 million in amortization expenses related to tax credit and CRA investments.
•Adjusted noninterest expense of $219 million decreased nearly $5 million, or 2%, from $223 million in the first quarter.
•Compensation and employee benefits was $134 million, a decrease of $8 million, or 6%, largely due to higher seasonal costs in the first quarter.
•Other operating expense was $38 million, an increase of $4 million, or 12%, primarily reflecting a valuation write-down on other real estate owned.
•Amortization of tax credit and CRA investments was $16 million in the second quarter, up $3 million from the first quarter.
•The efficiency ratio was 37.1% in the second quarter, compared with 38.3% in the first quarter, and the adjusted efficiency ratio6 was 34.3% in the second quarter, compared with 34.7% in the first quarter.

TAX RELATED ITEMS
Second quarter 2024 income tax expense was $76 million, and the effective tax rate was 20.9%, compared with income tax expense of $87 million and an effective tax rate of 23.4% for the first quarter of 2024. The lower effective tax rate in the second quarter was primarily due to greater tax credit investment benefits.

ASSET QUALITY

As of June 30, 2024, the credit quality of our loan portfolio remained strong.
•The criticized loans ratio decreased 25 basis points quarter-over-quarter to 2.05% of loans held-for-investment (“HFI”) as of June 30, 2024, compared with 2.30% as of March 31, 2024. Criticized loans decreased $115 million quarter-over-quarter to $1.1 billion as of June 30, 2024. The special mention loans ratio decreased 22 basis points quarter-over-quarter to 0.83% of loans HFI as of June 30, 2024, compared with 1.05% as of March 31, 2024, and the classified loans ratio decreased 3 basis points to 1.22%.
•Nonperforming assets increased $31 million to $196 million as of June 30, 2024, from $165 million as of March 31, 2024. The nonperforming assets ratio was 0.27% of total assets as of June 30, 2024, compared with 0.23% of total assets as of March 31, 2024. The quarter-over-quarter changes reflect increases related to C&I loans, residential mortgage loans, and other real estate owned.
•Second quarter 2024 net charge-offs were $23 million, or annualized 0.18% of average loans HFI, compared with $23 million, or annualized 0.17% of average loans HFI, for the first quarter of 2024.
•The allowance for loan losses increased to $684 million, or 1.30% of loans HFI, as of June 30, 2024, compared with $670 million, or 1.29% of loans HFI, as of March 31, 2024.
•Second quarter 2024 provision for credit losses was $37 million, compared with $25 million in the first quarter of 2024.

[4] Fee income includes deposit account and lending fees, foreign exchange income, wealth management fees, and customer derivative revenue. Refer to Table 3 for additional fee and noninterest income information.

5 In November 2023, the FDIC approved a final rule to implement a special deposit insurance assessment to recover estimated losses to the Deposit Insurance Fund arising from the protection of uninsured depositors following the receiverships of failed institutions in the spring of 2023. In March 2024, the FDIC updated the loss estimate to $22.5 billion. As losses to the DIF are estimates, the FDIC may periodically adjust the amount, resulting in longer or shorter assessment periods, and/or additional special assessments.

[6] Adjusted noninterest expense and adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.

CAPITAL STRENGTH

Capital levels for East West remained strong as of June 30, 2024. The following table presents capital metrics as of June 30, 2024, March 31, 2024 and June 30, 2023.

EWBC Capital
($ in millions)	June 30, 2024 (a)	March 31, 2024 (a)	June 30, 2023 (a)
Risk-Weighted Assets (“RWA”) (b)	$53,967	$53,448	$51,696
Risk-based capital ratios:
Total capital ratio	15.05%	14.84%	14.60%
CET1 capital ratio	13.74%	13.53%	13.17%
Tier 1 capital ratio	13.74%	13.53%	13.17%
Leverage ratio	10.36%	10.05%	10.03%
Tangible common equity ratio (c)	9.37%	9.31%	8.80%

(a)The Company has elected to use the 2020 Current Expected Credit Losses (CECL) transition provision in the calculation of its June 30, 2024, March 31, 2024 and June 30, 2023 regulatory capital ratios. The Company’s June 30, 2024 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 13.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared third quarter 2024 dividends for the Company’s common stock. The common stock cash dividend of $0.55 per share is payable on August 16, 2024 to shareholders of record as of August 2, 2024.

East West repurchased approximately 560 thousand shares of common stock during the second quarter of 2024 for $41 million. $49 million of East West’s share repurchase authorization remains available.

Conference Call
East West will host a conference call to discuss second quarter 2024 earnings with the public on Tuesday, July 23, 2024, at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses second quarter 2024 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $72.5 billion as of June 30, 2024. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 110 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “us,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties.

Factors that might cause future results to differ materially from historical performance and any forward-looking statements include, but are not limited to: changes in local, regional and global business, economic and political conditions and natural or geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other industry volatility, including potential increased regulatory requirements, FDIC insurance premiums and assessments, and deposit withdrawals; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws and current or potential disputes between the U.S. and the People’s Republic of China; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; changes in key variable market interest rates, competition, regulatory requirements and product mix; changes in the Company’s costs of operation, compliance and expansion; disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and the disclosure or misuse of confidential information; the adequacy of the Company’s risk management framework; future credit quality and performance, including expectations regarding future credit losses and allowance levels; adverse changes to the Company’s credit ratings; legal proceedings, regulatory investigations and their resolution; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures and the introduction of new or expanded products and services or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024 (the “Company’s 2023 Form 10-K”) under the heading Item 1A. Risk Factors. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				June 30, 2024 % or Basis Point Change
	June 30, 2024	March 31, 2024	June 30, 2023	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents	$4,365,691	$4,210,801	$6,377,887	3.7%		(31.5)%
Interest-bearing deposits with banks	24,530	24,593	17,169	(0.3)		42.9
Securities purchased under resale agreements (“resale agreements”)	485,000	485,000	635,000	—		(23.6)
Available-for-sale (“AFS”) debt securities (amortized cost of $9,644,377, $9,131,953 and $6,820,569)	8,923,528	8,400,468	5,987,258	6.2		49.0
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,405,227, $2,414,478 and $2,440,484)	2,938,250	2,948,642	2,975,933	(0.4)		(1.3)
Loans held-for-sale (“HFS”)	18,909	13,280	2,830	42.4		568.2
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $683,794, $670,280 and $635,400)	52,084,115	51,322,224	49,192,964	1.5		5.9
Affordable housing partnership, tax credit and Community Reinvestment Act (“CRA”) investments, net	956,428	933,187	815,471	2.5		17.3
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	81,941	87,535	100,500	(6.4)		(18.5)
Other assets	2,124,183	1,984,243	1,961,972	7.1		8.3
Total assets	$72,468,272	$70,875,670	$68,532,681	2.2%		5.7%

Liabilities and Stockholders’ Equity
Deposits	$59,999,785	$58,560,624	$55,658,786	2.5%		7.8%
Short-term borrowings	—	19,173	—	(100.0)		—
Bank Term Funding Program (“BTFP”) borrowings	—	—	4,500,000	—		(100.0)
Federal Home Loan Bank (“FHLB”) advances	3,500,000	3,500,000	—	—		100.0
Long-term debt and finance lease liabilities	36,141	36,428	152,951	(0.8)		(76.4)
Operating lease liabilities	89,644	95,643	110,383	(6.3)		(18.8)
Accrued expenses and other liabilities	1,627,588	1,640,570	1,648,864	(0.8)		(1.3)
Total liabilities	65,253,158	63,852,438	62,070,984	2.2		5.1
Stockholders’ equity	7,215,114	7,023,232	6,461,697	2.7		11.7
Total liabilities and stockholders’ equity	$72,468,272	$70,875,670	$68,532,681	2.2%		5.7%

Book value per share	$52.06	$50.48	$45.67	3.1%		14.0%
Tangible book value (1) per share	$48.65	$47.09	$42.33	3.3		14.9
Number of common shares at period-end	138,604	139,121	141,484	(0.4)		(2.0)
Total stockholders’ equity to assets ratio	9.96%	9.91%	9.43%	5	bps	53	bps
Tangible common equity (“TCE”) ratio (1)	9.37%	9.31%	8.80%	6	bps	57	bps

(1)Tangible book value and the TCE ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				June 30, 2024 % Change
	June 30, 2024	March 31, 2024	June 30, 2023	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$16,875,009	$16,350,191	$15,670,084	3.2%	7.7%
Commercial real estate (“CRE”):
CRE	14,562,595	14,609,655	14,373,385	(0.3)	1.3
Multifamily residential	5,100,210	5,010,245	4,764,180	1.8	7.1
Construction and land	664,793	673,939	781,068	(1.4)	(14.9)
Total CRE	20,327,598	20,293,839	19,918,633	0.2	2.1
Consumer:
Residential mortgage:
Single-family residential	13,747,769	13,563,738	12,308,613	1.4	11.7
Home equity lines of credit (“HELOCs”)	1,761,379	1,731,233	1,862,928	1.7	(5.5)
Total residential mortgage	15,509,148	15,294,971	14,171,541	1.4	9.4
Other consumer	56,154	53,503	68,106	5.0	(17.5)
Total loans HFI (1)	52,767,909	51,992,504	49,828,364	1.5	5.9
Loans HFS	18,909	13,280	2,830	42.4	568.2
Total loans (1)	52,786,818	52,005,784	49,831,194	1.5	5.9
Allowance for loan losses	(683,794)	(670,280)	(635,400)	2.0	7.6
Net loans (1)	$52,103,024	$51,335,504	$49,195,794	1.5%	5.9%

Deposits:
Noninterest-bearing demand	$14,922,741	$14,798,927	$16,741,099	0.8%	(10.9)%
Interest-bearing checking	7,758,081	7,570,427	8,348,587	2.5	(7.1)
Money market	13,775,908	13,585,597	11,486,473	1.4	19.9
Savings	1,772,368	1,834,393	2,102,850	(3.4)	(15.7)
Time deposits	21,770,687	20,771,280	16,979,777	4.8	28.2
Total deposits	$59,999,785	$58,560,624	$55,658,786	2.5%	7.8%

Deposits by type:
Commercial and business banking	$33,572,624	$32,690,771	$31,240,428	2.7%	7.5%
Consumer and private banking	21,236,669	20,543,473	17,960,113	3.4	18.2
Greater China (2)	3,376,971	3,282,218	2,833,531	2.9	19.2
Wholesale	1,813,521	2,044,162	3,624,714	(11.3)	(50.0)
Total deposits	$59,999,785	$58,560,624	$55,658,786	2.5%	7.8%

Loan-to-deposit ratio	88%	89%	90%	(1.1)%	(2.2)%

(1)Includes $53 million, $63 million and $74 million of net deferred loan fees and net unamortized premiums as of June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
(2)Includes deposits at the Bank’s Hong Kong branch and foreign subsidiary, East West Bank (China) Limited.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			June 30, 2024 % Change
	June 30, 2024	March 31, 2024	June 30, 2023	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$1,034,414	$1,023,617	$906,134	1.1%	14.2%
Interest expense	481,185	458,478	339,388	5.0	41.8
Net interest income before provision for credit losses	553,229	565,139	566,746	(2.1)	(2.4)
Provision for credit losses	37,000	25,000	26,000	48.0	42.3
Net interest income after provision for credit losses	516,229	540,139	540,746	(4.4)	(4.5)
Noninterest income:
Deposit account fees	25,649	24,948	23,369	2.8%	9.8%
Lending fees	24,340	22,925	20,901	6.2	16.5
Foreign exchange income	12,924	11,469	12,167	12.7	6.2
Wealth management fees	9,478	8,637	6,944	9.7	36.5
Customer derivative revenue	4,230	3,137	5,979	34.8	(29.3)
Total fee income	76,621	71,116	69,360	7.7	10.5
Mark-to-market and credit valuation adjustments	1,534	613	1,394	150.2	10.0
Net gains (losses) on sales of loans	56	(41)	(7)	NM	NM
Net gains on AFS debt securities	1,785	49	—	NM	100.0
Other investment income	586	2,815	4,003	(79.2)	(85.4)
Other income	4,091	4,436	3,881	(7.8)	5.4
Total noninterest income	84,673	78,988	78,631	7.2%	7.7%
Noninterest expense:
Compensation and employee benefits	133,588	141,812	124,937	(5.8)%	6.9%
Occupancy and equipment expense	15,031	15,230	16,088	(1.3)	(6.6)
Deposit insurance premiums and regulatory assessments	10,708	19,649	8,262	(45.5)	29.6
Deposit account expense	12,050	12,188	10,559	(1.1)	14.1
Computer software and data processing expenses	11,392	11,344	10,692	0.4	6.5
Other operating expense	37,613	33,445	35,337	12.5	6.4
Amortization of tax credit and CRA investments	16,052	13,207	55,914	21.5	(71.3)
Total noninterest expense	236,434	246,875	261,789	(4.2)%	(9.7)%
Income before income taxes	364,468	372,252	357,588	(2.1)	1.9
Income tax expense	76,238	87,177	45,557	(12.5)	67.3
Net income	$288,230	$285,075	$312,031	1.1%	(7.6)%

Earnings per share (“EPS”)
- Basic	$2.07	$2.04	$2.21	1.4%	(6.0)%
- Diluted	$2.06	$2.03	$2.20	1.4	(6.3)
Weighted-average number of shares outstanding
- Basic	138,980	139,409	141,468	(0.3)%	(1.8)%
- Diluted	139,801	140,261	141,876	(0.3)	(1.5)

NM - Not meaningful.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended		June 30, 2024 % Change
	June 30, 2024	June 30, 2023	Yr-o-Yr
Interest and dividend income	$2,058,031	$1,741,640	18.2%
Interest expense	939,663	575,033	63.4
Net interest income before provision for credit losses	1,118,368	1,166,607	(4.1)
Provision for credit losses	62,000	46,000	34.8
Net interest income after provision for credit losses	1,056,368	1,120,607	(5.7)
Noninterest income:
Deposit account fees	50,597	46,423	9.0%
Lending fees	47,265	41,487	13.9
Foreign exchange income	24,393	23,476	3.9
Wealth management fees	18,115	13,291	36.3
Customer derivative income	7,367	11,025	(33.2)
Total fee income	147,737	135,702	8.9
Mark-to-market and credit valuation adjustments	2,147	(1,088)	NM
Net gains (losses) on sales of loans	15	(29)	NM
Net gains (losses) on AFS debt securities	1,834	(10,000)	NM
Other investment income	3,401	5,924	(42.6)
Other income	8,527	8,100	5.3
Total noninterest income	163,661	138,609	18.1%
Noninterest expense
Compensation and employee benefits	275,400	254,591	8.2%
Occupancy and equipment expense	30,261	31,675	(4.5)
Deposit insurance premiums and regulatory assessments	30,357	16,172	87.7
Deposit account expense	24,238	20,168	20.2
Computer software and data processing expenses	22,736	21,399	6.2
Other operating expense (1)	71,058	70,207	1.2
Amortization of tax credit and CRA investments	29,259	66,024	(55.7)
Total noninterest expense	483,309	480,236	0.6%
Income before income taxes	736,720	778,980	(5.4)
Income tax expense	163,415	144,510	13.1
Net income	$573,305	$634,470	(9.6)%

EPS
- Basic	$4.12	$4.49	(8.3)%
- Diluted	$4.09	$4.47	(8.4)
Weighted-average number of shares outstanding
- Basic	139,195	141,291	(1.5)%
- Diluted	140,047	141,910	(1.3)

NM - Not meaningful.
(1)Includes $4 million of repurchase agreements’ extinguishment cost for the six months ended June 30, 2023.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			June 30, 2024 % Change		Six Months Ended		June 30, 2024 % Change
	June 30, 2024	March 31, 2024	June 30, 2023	Qtr-o-Qtr	Yr-o-Yr	June 30, 2024	June 30, 2023	Yr-o-Yr
Loans:
Commercial:
C&I	$16,209,659	$16,251,622	$15,244,826	(0.3)%	6.3%	$16,230,641	$15,322,480	5.9%
CRE:
CRE	14,561,886	14,725,440	14,130,811	(1.1)	3.1	14,643,663	14,032,331	4.4
Multifamily residential	5,039,249	5,033,143	4,685,786	0.1	7.5	5,036,196	4,643,177	8.5
Construction and land	669,681	655,001	782,541	2.2	(14.4)	662,341	729,091	(9.2)
Total CRE	20,270,816	20,413,584	19,599,138	(0.7)	3.4	20,342,200	19,404,599	4.8
Consumer:
Residential mortgage:
Single-family residential	13,636,389	13,477,057	12,014,513	1.2	13.5	13,556,723	11,717,644	15.7
HELOCs	1,750,469	1,725,288	1,928,208	1.5	(9.2)	1,737,878	1,989,154	(12.6)
Total residential mortgage	15,386,858	15,202,345	13,942,721	1.2	10.4	15,294,601	13,706,798	11.6
Other consumer	51,455	57,289	65,035	(10.2)	(20.9)	54,372	68,840	(21.0)
Total loans (1)	$51,918,788	$51,924,840	$48,851,720	0.0%	6.3%	$51,921,814	$48,502,717	7.0%

Interest-earning assets	$68,050,050	$68,122,045	$64,061,569	(0.1)%	6.2%	$68,086,048	$62,779,673	8.5%
Total assets	$71,189,200	$71,678,396	$67,497,367	(0.7)%	5.5%	$71,433,798	$66,312,070	7.7%

Deposits:
Noninterest-bearing demand	$14,664,789	$14,954,953	$16,926,937	(1.9)%	(13.4)%	$14,809,871	$18,310,770	(19.1)%
Interest-bearing checking	7,467,801	7,695,429	8,434,655	(3.0)	(11.5)	7,581,615	7,469,621	1.5
Money market	13,724,230	13,636,210	10,433,839	0.6	31.5	13,680,220	10,844,992	26.1
Savings	1,795,242	1,809,568	2,200,124	(0.8)	(18.4)	1,802,405	2,317,702	(22.2)
Time deposits	21,028,737	19,346,243	16,289,320	8.7	29.1	20,187,490	15,674,457	28.8
Total deposits	$58,680,799	$57,442,403	$54,284,875	2.2%	8.1%	$58,061,601	$54,617,542	6.3%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	June 30, 2024			March 31, 2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,058,515	$49,406	4.90%	$5,861,517	$74,382	5.10%
Resale agreements	485,000	1,885	1.56%	725,659	6,115	3.39%
Debt securities:
AFS debt securities	8,481,948	99,242	4.71%	6,566,368	62,858	3.85%
HTM debt securities	2,941,150	12,490	1.71%	2,950,686	12,534	1.71%
Total debt securities	11,423,098	111,732	3.93%	9,517,054	75,392	3.19%
Loans:
C&I	16,209,659	322,648	8.01%	16,251,622	325,810	8.06%
CRE	20,270,816	323,106	6.41%	20,413,584	324,087	6.39%
Residential mortgage	15,386,858	221,966	5.80%	15,202,345	215,674	5.71%
Other consumer	51,455	721	5.64%	57,289	818	5.74%
Total loans (2)	51,918,788	868,441	6.73%	51,924,840	866,389	6.71%
FHLB and FRB stock	164,649	2,950	7.21%	92,975	1,339	5.79%
Total interest-earning assets	$68,050,050	$1,034,414	6.11%	$68,122,045	$1,023,617	6.04%

Noninterest-earning assets:
Cash and due from banks	468,374			445,767
Allowance for loan losses	(675,346)			(679,116)
Other assets	3,346,122			3,789,700
Total assets	$71,189,200			$71,678,396

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,467,801	$52,680	2.84%	$7,695,429	$53,821	2.81%
Money market deposits	13,724,230	135,405	3.97%	13,636,210	134,661	3.97%
Savings deposits	1,795,242	5,004	1.12%	1,809,568	4,120	0.92%
Time deposits	21,028,737	238,393	4.56%	19,346,243	213,597	4.44%
BTFP, short-term borrowings and federal funds purchased	2,889	32	4.45%	3,864,525	42,106	4.38%
Assets sold under repurchase agreements (“repurchase agreements”)	4,104	58	5.68%	2,549	35	5.52%
FHLB advances	3,500,001	48,840	5.61%	554,946	7,739	5.61%
Long-term debt and finance lease liabilities	36,335	773	8.56%	125,818	2,399	7.67%
Total interest-bearing liabilities	$47,559,339	$481,185	4.07%	$47,035,288	$458,478	3.92%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,664,789			14,954,953
Accrued expenses and other liabilities	1,877,572			2,695,597
Stockholders’ equity	7,087,500			6,992,558
Total liabilities and stockholders’ equity	$71,189,200			$71,678,396

Interest rate spread			2.04%			2.12%
Net interest income and net interest margin		$553,229	3.27%		$565,139	3.34%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2024			June 30, 2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,058,515	$49,406	4.90%	$5,247,755	$60,995	4.66%
Assets purchased under resale agreements (2)	485,000	1,885	1.56%	641,939	3,969	2.48%
Debt securities:
AFS debt securities	8,481,948	99,242	4.71%	6,257,397	56,292	3.61%
HTM debt securities	2,941,150	12,490	1.71%	2,983,780	12,678	1.70%
Total debt securities	11,423,098	111,732	3.93%	9,241,177	68,970	2.99%
Loans:
C&I	16,209,659	322,648	8.01%	15,244,826	287,799	7.57%
CRE	20,270,816	323,106	6.41%	19,599,138	300,721	6.15%
Residential mortgage	15,386,858	221,966	5.80%	13,942,721	182,035	5.24%
Other consumer	51,455	721	5.64%	65,035	709	4.37%
Total loans (3)	51,918,788	868,441	6.73%	48,851,720	771,264	6.33%
FHLB and FRB stock	164,649	2,950	7.21%	78,978	936	4.75%
Total interest-earning assets	$68,050,050	$1,034,414	6.11%	$64,061,569	$906,134	5.67%

Noninterest-earning assets:
Cash and due from banks	468,374			569,227
Allowance for loan losses	(675,346)			(619,868)
Other assets	3,346,122			3,486,439
Total assets	$71,189,200			$67,497,367

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,467,801	$52,680	2.84%	$8,434,655	$49,571	2.36%
Money market deposits	13,724,230	135,405	3.97%	10,433,839	86,419	3.32%
Savings deposits	1,795,242	5,004	1.12%	2,200,124	3,963	0.72%
Time deposits	21,028,737	238,393	4.56%	16,289,320	147,524	3.63%
BTFP, short-term borrowings and federal funds purchased	2,889	32	4.45%	4,500,566	49,032	4.37%
Repurchase agreements	4,104	58	5.68%	15,579	211	5.43%
FHLB advances	3,500,001	48,840	5.61%	1	—	—%
Long-term debt and finance lease liabilities	36,335	773	8.56%	152,760	2,668	7.01%
Total interest-bearing liabilities	$47,559,339	$481,185	4.07%	$42,026,844	$339,388	3.24%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,664,789			16,926,937
Accrued expenses and other liabilities	1,877,572			2,102,590
Stockholders’ equity	7,087,500			6,440,996
Total liabilities and stockholders’ equity	$71,189,200			$67,497,367

Interest rate spread			2.04%			2.43%
Net interest income and net interest margin		$553,229	3.27%		$566,746	3.55%

(1)Annualized.
(2)Includes the average balances and interest income for securities and loans purchased under resale agreements for the second quarter of 2023.
(3)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Six Months Ended
	June 30, 2024			June 30, 2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,960,016	$123,788	5.02%	$4,353,658	$96,642	4.48%
Assets purchased under resale agreements (2)	605,330	8,000	2.66%	665,229	8,472	2.57%
Debt securities:
AFS debt securities	7,524,158	162,100	4.33%	6,183,522	109,489	3.57%
HTM debt securities	2,945,918	25,024	1.71%	2,989,695	25,412	1.71%
Total debt securities	10,470,076	187,124	3.59%	9,173,217	134,901	2.97%
Loans:
C&I	16,230,641	648,458	8.03%	15,322,480	563,372	7.41%
CRE	20,342,200	647,193	6.40%	19,404,599	583,185	6.06%
Residential mortgage	15,294,601	437,640	5.75%	13,706,798	351,529	5.17%
Other consumer	54,372	1,539	5.69%	68,840	1,564	4.58%
Total loans (3)	51,921,814	1,734,830	6.72%	48,502,717	1,499,650	6.24%
FHLB and FRB stock	128,812	4,289	6.70%	84,852	1,975	4.69%
Total interest-earning assets	$68,086,048	$2,058,031	6.08%	$62,779,673	$1,741,640	5.59%

Noninterest-earning assets:
Cash and due from banks	457,070			595,022
Allowance for loan losses	(677,231)			(611,358)
Other assets	3,567,911			3,548,733
Total assets	$71,433,798			$66,312,070

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,581,615	$106,501	2.82%	$7,469,621	$72,745	1.96%
Money market deposits	13,680,220	270,066	3.97%	10,844,992	162,521	3.02%
Savings deposits	1,802,405	9,124	1.02%	2,317,702	7,632	0.66%
Time deposits	20,187,490	451,990	4.50%	15,674,457	261,373	3.36%
BTFP, short-term borrowings and federal funds purchased	1,933,707	42,138	4.38%	2,666,249	57,857	4.38%
FHLB advances	2,027,474	56,579	5.61%	248,619	6,430	5.22%
Repurchase agreements	3,327	93	5.62%	60,931	1,263	4.18%
Long-term debt and finance lease liabilities	81,076	3,172	7.87%	152,591	5,212	6.89%
Total interest-bearing liabilities	$47,297,314	$939,663	4.00%	$39,435,162	$575,033	2.94%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,809,871			18,310,770
Accrued expenses and other liabilities	2,286,584			2,253,266
Stockholders’ equity	7,040,029			6,312,872
Total liabilities and stockholders’ equity	$71,433,798			$66,312,070

Interest rate spread			2.08%			2.65%
Net interest income and net interest margin		$1,118,368	3.30%		$1,166,607	3.75%

(1)Annualized.
(2)Includes the average balances and interest income for securities and loans purchased under resale agreements for the first half of 2023.
(3)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			June 30, 2024 Basis Point Change
	June 30, 2024	March 31, 2024	June 30, 2023	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.63%	1.60%	1.85%	3	bps	(22)	bps
Adjusted return on average assets (2)	1.64%	1.64%	1.85%	—		(21)
Return on average common equity	16.36%	16.40%	19.43%	(4)		(307)
Adjusted return on average common equity (2)	16.43%	16.81%	19.43%	(38)		(300)
Return on average TCE (3)	17.54%	17.60%	21.01%	(6)		(347)
Adjusted return on average TCE (3)	17.62%	18.05%	21.01%	(43)		(339)
Interest rate spread	2.04%	2.12%	2.43%	(8)		(39)
Net interest margin	3.27%	3.34%	3.55%	(7)		(28)
Average loan yield	6.73%	6.71%	6.33%	2		40
Yield on average interest-earning assets	6.11%	6.04%	5.67%	7		44
Average cost of interest-bearing deposits	3.94%	3.85%	3.09%	9		85
Average cost of deposits	2.96%	2.84%	2.12%	12		84
Average cost of funds	3.11%	2.97%	2.31%	14		80
Adjusted noninterest expense/average assets (4)	1.23%	1.25%	1.22%	(2)		1
Efficiency ratio	37.06%	38.33%	40.56%	(127)		(350)
Adjusted efficiency ratio (4)	34.25%	34.68%	31.83%	(43)	bps	242	bps

	Six Months Ended (1)		June 30, 2024 Basis Point Change
	June 30, 2024	June 30, 2023	Yr-o-Yr
Return on average assets	1.61%	1.93%	(32)	bps
Adjusted return on average assets (2)	1.64%	1.95%	(31)
Return on average common equity	16.38%	20.27%	(389)
Adjusted return on average common equity (2)	16.62%	20.49%	(387)
Return on average TCE (3)	17.57%	21.95%	(438)
Adjusted return on average TCE (3)	17.83%	22.19%	(436)
Interest rate spread	2.08%	2.65%	(57)
Net interest margin	3.30%	3.75%	(45)
Average loan yield	6.72%	6.24%	48
Yield on average interest-earning assets	6.08%	5.59%	49
Average cost of interest-bearing deposits	3.89%	2.80%	109
Average cost of deposits	2.90%	1.86%	104
Average cost of funds	3.04%	2.01%	103
Adjusted noninterest expense/average assets (4)	1.24%	1.25%	(1)
Efficiency ratio	37.70%	36.79%	91
Adjusted efficiency ratio (4)	34.47%	31.13%	334	bps

(1)Annualized except for efficiency ratio and adjusted efficiency ratio.
(2)Adjusted return on average assets and adjusted return on average common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 14.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.
(4)Adjusted noninterest expense/average assets and adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended June 30, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, March 31, 2024		$373,631	$187,460	$37,418	$10,819	$55,922	$3,563	$1,467	$670,280
Provision for (reversal of) credit losses on loans	(a)	17,783	18,287	2,628	4,422	(6,366)	(232)	240	36,762
Gross charge-offs		(13,134)	(11,103)	—	(920)	(35)	—	(130)	(25,322)
Gross recoveries		1,817	150	208	1	2	9	—	2,187
Total net (charge-offs) recoveries		(11,317)	(10,953)	208	(919)	(33)	9	(130)	(23,135)
Foreign currency translation adjustment		(113)	—	—	—	—	—	—	(113)
Allowance for loan losses, June 30, 2024		$379,984	$194,794	$40,254	$14,322	$49,523	$3,340	$1,577	$683,794

		Three Months Ended March 31, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, December 31, 2023		$392,685	$170,592	$34,375	$10,469	$55,018	$3,947	$1,657	$668,743
Provision for (reversal of) credit losses on loans	(a)	275	19,132	3,032	1,381	899	(432)	(132)	24,155
Gross charge-offs		(20,998)	(2,398)	(6)	(1,224)	—	—	(58)	(24,684)
Gross recoveries		1,710	134	17	193	5	48	—	2,107
Total net (charge-offs) recoveries		(19,288)	(2,264)	11	(1,031)	5	48	(58)	(22,577)
Foreign currency translation adjustment		(41)	—	—	—	—	—	—	(41)
Allowance for loan losses, March 31, 2024		$373,631	$187,460	$37,418	$10,819	$55,922	$3,563	$1,467	$670,280

		Three Months Ended June 30, 2023
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, March 31, 2023		$376,325	$155,067	$24,526	$9,322	$48,007	$4,971	$1,675	$619,893
Provision for (reversal of) credit losses on loans	(a)	5,259	15,685	(1,604)	1,995	3,501	(444)	(367)	24,025
Gross charge-offs		(7,335)	(2,366)	—	—	—	(6)	(48)	(9,755)
Gross recoveries		2,065	119	16	8	5	5	—	2,218
Total net (charge-offs) recoveries		(5,270)	(2,247)	16	8	5	(1)	(48)	(7,537)
Foreign currency translation adjustment		(981)	—	—	—	—	—	—	(981)
Allowance for loan losses, June 30, 2023		$375,333	$168,505	$22,938	$11,325	$51,513	$4,526	$1,260	$635,400

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Six Months Ended June 30, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, January 1, 2024		$392,685	$170,592	$34,375	$10,469	$55,018	$3,947	$1,657	$668,743
Provision for (reversal of) credit losses on loans	(a)	18,058	37,419	5,660	5,803	(5,467)	(664)	108	60,917
Gross charge-offs		(34,132)	(13,501)	(6)	(2,144)	(35)	—	(188)	(50,006)
Gross recoveries		3,527	284	225	194	7	57	—	4,294
Total net (charge-offs) recoveries		(30,605)	(13,217)	219	(1,950)	(28)	57	(188)	(45,712)
Foreign currency translation adjustment		(154)	—	—	—	—	—	—	(154)
Allowance for loan losses, June 30, 2024		$379,984	$194,794	$40,254	$14,322	$49,523	$3,340	$1,577	$683,794

		Six Months Ended June 30, 2023
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
Allowance for loan losses, December 31, 2022		$371,700	$149,864	$23,373	$9,109	$35,564	$4,475	$1,560	$595,645
Impact of ASU 2022-02 adoption		5,683	337	6	—	1	1	—	6,028
Allowance for loan losses, January 1, 2023		$377,383	150,201	23,379	9,109	35,565	4,476	$1,560	$601,673
Provision for (reversal of) credit losses on loans	(a)	4,581	20,361	(469)	2,205	15,943	136	(212)	42,545
Gross charge-offs		(9,235)	(2,372)	—	—	—	(97)	(88)	(11,792)
Gross recoveries		3,276	315	28	11	5	11	—	3,646
Total net (charge-offs) recoveries		(5,959)	(2,057)	28	11	5	(86)	(88)	(8,146)
Foreign currency translation adjustment		(672)	—	—	—	—	—	—	(672)
Allowance for loan losses, June 30, 2023		$375,333	$168,505	$22,938	$11,325	$51,513	$4,526	$1,260	$635,400

		Three Months Ended			Six Months Ended
($ in thousands)		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$38,544	$37,699	$27,741	$37,699	$26,264
Provision for credit losses on unfunded credit commitments	(b)	238	845	1,975	1,083	3,455
Foreign currency translation adjustment		1	—	12	1	9
Allowance for unfunded credit commitments, end of period (1)		$38,783	$38,544	$29,728	$38,783	$29,728

Provision for credit losses	(a)+(b)	$37,000	$25,000	$26,000	$62,000	$46,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS, CREDIT QUALITY RATIOS AND COMPOSITION OF ALLOWANCE BY PORTFOLIO
($ in thousands)
(unaudited)
Table 11

Criticized Loans	June 30, 2024	March 31, 2024	June 30, 2023
Special mention loans	$435,679	$543,573	$330,741
Classified loans	644,564	651,485	481,051
Total criticized loans (1)	$1,080,243	$1,195,058	$811,792

(1)Excludes loans HFS.

Nonperforming Assets	June 30, 2024	March 31, 2024	June 30, 2023
Nonaccrual loans:
Commercial:
C&I	$66,960	$48,962	$61,879
Total CRE	47,203	51,888	20,598
Consumer:
Total residential mortgage	51,514	47,167	33,032
Other consumer	205	162	24
Total nonaccrual loans	165,882	148,179	115,533
Other real estate owned, net	30,400	16,692	—
Total nonperforming assets	$196,282	$164,871	$115,533

Credit Quality Ratios	June 30, 2024	March 31, 2024	June 30, 2023
Annualized quarterly net charge-offs to average loans HFI	0.18%	0.17%	0.06%
Special mention loans to loans HFI	0.83%	1.05%	0.66%
Classified loans to loans HFI	1.22%	1.25%	0.97%
Criticized loans to loans HFI	2.05%	2.30%	1.63%
Nonperforming assets to total assets	0.27%	0.23%	0.17%
Nonaccrual loans to loans HFI	0.31%	0.29%	0.23%
Allowance for loan losses to loans HFI	1.30%	1.29%	1.28%

Composition of Allowance (“ALLL”) by Portfolio	June 30, 2024		March 31, 2024		June 30, 2023
Loan Category	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI
C&I	$379,984	2.25%	$373,631	2.29%	$375,333	2.40%
Total CRE	249,370	1.23	235,697	1.16	202,768	1.02
Multifamily	40,254	0.79	37,418	0.75	22,938	0.48
Office	67,772	3.10	61,271	2.73	43,680	1.86
All other CRE	141,344	1.08	137,008	1.05	136,150	1.06
Residential mortgage & consumer	54,440	0.35	60,952	0.40	57,299	0.40
Total loans	$683,794	1.30%	$670,280	1.29%	$635,400	1.28%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision income represents total adjusted revenue less adjusted noninterest expense. Adjusted revenue excludes the write-off of an AFS debt security in the first quarter of 2023. Adjusted noninterest expense excludes the amortization of tax credit and CRA investments, the amortization of core deposit intangibles, the FDIC special assessment charge (included in Deposit insurance premiums and regulatory assessments on the Consolidated Statement of Income) and the repurchase agreements’ extinguishment cost (where applicable). Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended			Six Months Ended
		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net interest income before provision for credit losses	(a)	$553,229	$565,139	$566,746	$1,118,368	$1,166,607
Total noninterest income		84,673	78,988	78,631	163,661	138,609
Total revenue	(b)	$637,902	$644,127	$645,377	$1,282,029	$1,305,216
Noninterest income		84,673	78,988	78,631	163,661	138,609
Add: Write-off of AFS debt security		—	—	—	—	10,000
Adjusted noninterest income	(c)	84,673	78,988	78,631	163,661	148,609
Adjusted revenue	(a)+(c) = (d)	$637,902	$644,127	$645,377	$1,282,029	$1,315,216

Total noninterest expense	(e)	$236,434	$246,875	$261,789	483,309	$480,236
Less: Amortization of tax credit and CRA investments		(16,052)	(13,207)	(55,914)	(29,259)	(66,024)
Amortization of core deposit intangibles		—	—	(440)	—	(881)
FDIC special assessment charge		(1,880)	(10,305)	—	(12,185)	—
Repurchase agreements’ extinguishment cost		—	—	—	—	(3,872)
Adjusted noninterest expense	(f)	$218,502	$223,363	$205,435	$441,865	$409,459
Efficiency ratio	(e)/(b)	37.06%	38.33%	40.56%	37.70%	36.79%
Adjusted efficiency ratio	(f)/(d)	34.25%	34.68%	31.83%	34.47%	31.13%
Pre-tax, pre-provision income	(b)-(e) = (g)	$401,468	$397,252	$383,588	$798,720	$824,980
Adjusted pre-tax, pre-provision income	(d)-(f) = (h)	$419,400	$420,764	$439,942	$840,164	$905,757
Average total assets	(i)	$71,189,200	$71,678,396	$67,497,367	$71,433,798	$66,312,070
Adjusted noninterest expense/average assets (1)	(f)/(i)	1.23%	1.25%	1.22%	1.24%	1.25%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		June 30, 2024	March 31, 2024	June 30, 2023
Stockholders’ equity	(a)	$7,215,114	$7,023,232	$6,461,697
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(5,903)	(6,234)	(6,418)
Tangible book value	(b)	$6,743,514	$6,551,301	$5,989,582

Number of common shares at period-end	(c)	138,604	139,121	141,484
Book value per share	(a)/(c)	$52.06	$50.48	$45.67
Tangible book value per share	(b)/(c)	$48.65	$47.09	$42.33

Total assets	(d)	$72,468,272	$70,875,670	$68,532,681
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(5,903)	(6,234)	(6,418)
Tangible assets	(e)	$71,996,672	$70,403,739	$68,060,566
Total stockholders’ equity to assets ratio	(a)/(d)	9.96%	9.91%	9.43%
TCE ratio	(b)/(e)	9.37%	9.31%	8.80%

Return on average TCE represents tangible net income divided by average tangible book value. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Adjusted tangible net income excludes the after-tax impacts of the tangible net income adjustments, the FDIC special assessment charge (included in Deposit insurance premiums and regulatory assessments on the Consolidated Statement of Income), and the write-off of an AFS debt security (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Six Months Ended
		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	(e)	$288,230	$285,075	$312,031	$573,305	$634,470
Add: Amortization of core deposit intangibles		—	—	440	—	881
Amortization of mortgage servicing assets		332	308	342	640	698
Tax effect of amortization adjustments (2)		(98)	(91)	(230)	(189)	(463)
Tangible net income	(f)	$288,464	$285,292	$312,583	$573,756	$635,586
Add: FDIC special assessment charge		1,880	10,305	—	12,185	—
Add: Write-off of AFS debt security		—	—	—	—	10,000
Tax effect of adjustments (2)		(556)	(3,046)	—	(3,602)	(2,929)
Adjusted tangible net income	(g)	$289,788	$292,551	$312,583	$582,339	$642,657

Average stockholders’ equity	(h)	$7,087,500	$6,992,558	$6,440,996	$7,040,029	$6,312,872
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(6,110)	(6,473)	(6,921)	(6,292)	(7,306)
Average tangible book value	(i)	$6,615,693	$6,520,388	$5,968,378	$6,568,040	$5,839,869
Return on average common equity (3)	(e)/(h)	16.36%	16.40%	19.43%	16.38%	20.27%
Return on average TCE (3)	(f)/(i)	17.54%	17.60%	21.01%	17.57%	21.95%
Adjusted return on average TCE (3)	(g)/(i)	17.62%	18.05%	21.01%	17.83%	22.19%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 29.56% for the three and six months ended June 30, 2024, and the three months ended March 31, 2024. Applied statutory tax rate of 29.29% for the three and six months ended June 30, 2023.
(3)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 14
During the second and first quarters of 2024, the Company recorded $2 million and $10 million, respectively, in pre-tax FDIC special assessment charges (included in Deposit insurance premiums and regulatory assessments on the Consolidated Statement of Income). During the first quarter of 2023, the Company recorded a $10 million pre-tax impairment write-off of an AFS debt security.

		Three Months Ended			Six Months Ended
		June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income	(a)	$288,230	$285,075	$312,031	$573,305	$634,470
Add: FDIC special assessment charge		1,880	10,305	—	12,185	—
Add: Write-off of AFS debt security		—	—	—	—	10,000
Tax effect of adjustments (1)		(556)	(3,046)	—	(3,602)	(2,929)
Adjusted net income	(b)	$289,554	$292,334	$312,031	$581,888	$641,541

Diluted weighted-average number of shares outstanding		139,801	140,261	141,876	140,047	141,910
Diluted EPS		$2.06	$2.03	$2.20	$4.09	$4.47
Add: FDIC special assessment charge		0.01	0.05	—	0.06	—
Add: Write-off of AFS debt security		—	—	—	—	0.05
Adjusted diluted EPS		$2.07	$2.08	$2.20	$4.15	$4.52

Average total assets	(c)	$71,189,200	$71,678,396	$67,497,367	$71,433,798	$66,312,070
Average stockholders’ equity	(d)	$7,087,500	$6,992,558	$6,440,996	$7,040,029	$6,312,872
Return on average assets (2)	(a)/(c)	1.63%	1.60%	1.85%	1.61%	1.93%
Adjusted return on average assets (2)	(b)/(c)	1.64%	1.64%	1.85%	1.64%	1.95%
Return on average common equity (2)	(a)/(d)	16.36%	16.40%	19.43%	16.38%	20.27%
Adjusted return on average common equity (2)	(b)/(d)	16.43%	16.81%	19.43%	16.62%	20.49%
Return on average TCE (2)(3)		17.54%	17.60%	21.01%	17.57%	21.95%
Adjusted return on average TCE (2)(3)		17.62%	18.05%	21.01%	17.83%	22.19%

(1)Applied statutory tax rate of 29.56% for the three and six months ended June 30, 2024, and the three months ended March 31, 2024. Applied statutory tax rate of 29.29% for the three and six months ended June 30, 2023.
(2)Annualized.
(3)Refer to Table 13 for the calculation of the return on average TCE and adjusted return on average TCE ratios.